CONSENT OF BDO SEIDMAN, LLP



Spectrum Information Technologies, Inc.
Purchase, New York


We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of the Registration Statements listed on the accompanying index of our report dated June 11, 1998, relating to the consolidated financial statements and schedule of Spectrum Information Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.




/s/ BDO Seidman, LLP
BDO Seidman, LLP

June 11, 1998


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                       Index of Registration Statements



              Form                        Date
              ----                        ----
              S-8                         March 31, 1997
              S-8                         March 31, 1997
              S-8                         December 1, 1993
              S-3                         February 19,1993
              S-3                         November 3, 1992
              S-3                         October 15, 1992
              S-3                         August 31, 1992
              S-3                         July 9, 1992
              S-3                         May 28, 1992
              S-3                         May 28, 1992
              S-8                         January 23, 1992